EXHIBIT 99.1

Escalade Reports Second Quarter and Year to Date 2022 Results

EVANSVILLE, IN, August 4, 2022 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced second quarter and year to date results for 2022.

SECOND QUARTER 2022

(As compared to the second quarter 2021)

●	Net Sales decreased 5.4% to $94.3 million
●	Organic sales, excluding acquisition contributions, declined 13.0%
●	Gross margin was flat at 25.2% and gross profit decreased 5.4%
●	Operating income decreased 23.4% to $8.2 million
●	Net income of $5.7 million, or $0.42 per diluted share vs. $8.1 million, or $0.58 per share for Q2 2021
●	EBITDA decreased 15.7% to $10.3 million
●	Announced $0.15 per share cash dividend to shareholders of record on September 6, 2022

SIX MONTHS ENDED JULY 9, 2022

(As compared to the first half 2021)

●	Net Sales increased 4.9% to $166.7 million
●	Organic sales, excluding acquisition contributions, declined 3.6%
●	Gross margin declined 46 basis points, to 26.3%
●	Operating income decreased 3.4% to $17.2 million
●	Net income of $12.3 million, or $0.91 per diluted share vs. $13.6 million, or $0.97 per diluted share for 2021
●	EBITDA increased 1.5% to $20.9 million

For the three months ended July 9, 2022, Escalade reported net income of $5.7 million, or $0.42 per diluted share, on net sales of $94.3 million. The Company reported gross margin of 25.2%, consistent with the prior-year period, despite continued challenges related to the global supply chain, raw materials cost inflation, and labor constraints.

Selling, general, and administrative expense as percentage of net sales increased to 15.6% in the second quarter 2022, versus 13.9% in the prior-year period, due to lower sales volume and expenses related to the acquisition and integration of Brunswick Billiards. SG&A expenses for the legacy business units were down year over year on an absolute basis.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) declined 15.7% to $10.3 million in the second quarter 2022, versus $12.3 million in the prior-year period. For the six months year-to-date EBITDA increased 1.5% to $20.9 million vs $20.6 million in 2021.

As of July 9, 2022, the Company had total cash and equivalents of $6.2 million, together with $7.3 million of availability on its senior secured revolving credit facility maturing in 2027. At the end of the second quarter 2022, net debt (total debt less cash) was 2.55x trailing twelve-month EBITDA.

During the second quarter strong organic demand for indoor games and pickleball, together with contribution from the Brunswick Billiards® acquisition completed January 21, 2022, were more than offset by the timing of shipments within the basketball category, along with lower demand within the fitness and outdoor categories, including archery and water sports.

Escalade announced a quarterly dividend of $0.15 per share to be paid to all shareholders of record on September 6, 2022 and disbursed on September 13, 2022.

MANAGEMENT COMMENTARY

“During the second quarter, we continued to build leading positions across our niche sports, games, and outdoor categories, while leveraging the benefits afforded by our hybrid manufacturing and sourcing capabilities, decentralized structure and lean operating model,” stated Walter P. Glazer, Jr., President and CEO of Escalade.

“Although rising interest rates, inflationary headwinds and geopolitical uncertainty have dampened broader consumer sentiment and demand currently, our diverse portfolio of premium brands and base of consumers who value quality, performance, and an active lifestyle, should support our growth plans over the longer term,” continued Glazer.

“Second quarter sales declined on a year-over-year basis due to softness in select outdoor categories, together with the previously announced pull-forward of basketball revenue from the second to the first quarter of 2022,” continued Glazer. “Importantly, gross profit margin held consistent with the prior-year period, as we successfully navigated rising material, shipping and labor costs.”

“The integration of our recently completed acquisition of Brunswick Billiards® has progressed ahead of plan and, as previously disclosed, is expected to be accretive to earnings in the second half of 2022,” continued Glazer. “We believe this acquisition will allow for meaningful cross-selling synergies across our billiards and indoor recreation markets, categories that continue to outperform in the current market environment."

“Subsequent to the quarter end, we exercised a portion of our accordion availability, expanding our senior revolving credit facility by $10 million,” continued Glazer. “We have an additional $15 million that we could exercise in the future, further increasing our credit line.”

“We’ve demonstrated a commitment to effective capital allocation and disciplined balance sheet management, an approach that contributes to long-term value creation,” continued Glazer. “Looking ahead, our near-term capital allocation priorities include a targeted reduction in net leverage, investments in organic growth initiatives, and the consistent payment of a quarterly cash dividend,” concluded Glazer.

CONFERENCE CALL

A conference call will be held Thursday, August 4, 2022, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-300-8521
International Live:	412-317-6026

To listen to a replay of the teleconference, which subsequently will be available through August 18, 2022:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	10169236

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE, INC

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
All Amounts in Thousands Except Per Share Data	July 9, 2022	July 10, 2021	July 9, 2022	July 10, 2021

Net sales	$94,337	$99,679	$166,717	$158,870

Costs and Expenses
Cost of products sold	70,613	74,606	122,874	116,363
Selling, administrative and general expenses	14,680	13,810	25,206	23,686
Amortization	855	577	1,425	1,006

Operating Income	8,189	10,686	17,212	17,815

Other Income (Expense)
Interest expense	(948)	(387)	(1,508)	(621)
Other income	29	21	72	56

Income Before Income Taxes	7,270	10,320	15,776	17,250

Provision for Income Taxes	1,597	2,194	3,449	3,682

Net Income	$5,673	$8,126	$12,327	$13,568

Earnings Per Share Data:
Basic earnings per share	$0.42	$0.59	$0.91	$0.98
Diluted earnings per share	$0.42	$0.58	$0.91	$0.97

Dividends declared	$0.15	$0.14	$0.30	$0.28

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	July 9, 2022	December 25, 2021	July 10, 2021
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,195	$4,374	$10,641
Receivables, less allowance of $726; $457; and $717; respectively	60,011	65,991	52,248
Inventories	130,246	92,382	86,612
Prepaid expenses	7,263	7,569	4,775
Prepaid income tax	621	739	--
TOTAL CURRENT ASSETS	204,336	171,055	154,276

Property, plant and equipment, net	28,344	24,936	20,792
Operating lease right-of-use assets	9,318	2,210	2,079
Intangible assets, net	35,353	20,778	21,638
Goodwill	39,226	32,695	32,695
Other assets	275	124	137
TOTAL ASSETS	$316,852	$251,798	$231,617

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$7,143	$7,143
Trade accounts payable	24,650	15,847	14,705
Accrued liabilities	20,483	24,385	14,875
Income tax payable	--	--	180
Current operating lease liabilities	676	818	1,526
TOTAL CURRENT LIABILITIES	52,952	48,193	38,429

Other Liabilities:
Long‑term debt	94,040	50,396	42,857
Deferred income tax liability	4,759	4,759	4,193
Operating lease liabilities	8,660	1,387	557
Other liabilities	448	448	448
TOTAL LIABILITIES	160,859	105,183	86,484

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,590,407; 13,493,332; and 13,779,489; shares respectively	13,590	13,493	13,779
Retained earnings	142,403	133,122	131,354
TOTAL STOCKHOLDERS' EQUITY	155,993	146,615	145,133
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$316,852	$251,798	$231,617

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
All Amounts in Thousands	July 9, 2022	July 10, 2021	July 9, 2022	July 10, 2021

Net Income (GAAP)	$5,673	$8,126	$12,327	$13,568

Interest expense	948	387	1,508	621
Income tax expense	1,597	2,194	3,449	3,682
Depreciation and amortization	2,130	1,575	3,603	2,709

EBITDA (Non-GAAP)	$10,348	$12,282	$20,887	$20,580